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                                                                    EXHIBIT 21.1

                               KCI SUBSIDIARIES

A.  Kinetic Concepts, Inc., a Texas corporation

    Subsidiaries:

    1.  KCI Therapeutic Services, Inc., a Delaware corporation

    2.  KCI International, Inc., a Delaware corporation

        a.  KCI Medical Canada Inc., a Canadian corporation

        b.  Mediscus International Limited, a United Kingdom corporation

            (i) KCI Medical United Kingdom Limited, a United Kingdom corporation

        c.  Mediscus Products Limited, a United Kingdom corporation

            (i) Home-Care Medical Products Limited, a United Kingdom corporation

            (ii) KCII Medical Limited, a United Kingdom corporation (formerly
                 Lingard Leasing Limited), (Lingard Plastics Ltd. dissolved)

        d. KCI Medical Holding GMBH (formerly) KCI Medical GmbH, a Federal Republic of Germany GmbH and (formerly KCI Handels GmbH)

            (i)  KCI Mediscus Produkte GmbH

            (ii) KCI Therapy Products (formerly Verwalt)

        e.  Equipement Medical KCI, S.A.R.L., a French corporation

        f.  KCI Medical B.V., a Netherlands corporation

        g.  KCI-Mediscus AG, a Swiss corporation

        h. Mediscus medizinisch-technische Gerate Handelsgesellschaft mbH Austria

        i.  KCI Europe Holding B.V., a Netherlands corporation

        j. KCI International-Virgin Islands, Inc., a Virgin Islands corporation

        k.  KCI Medica Espana, S.A., a Spanish corporation

        l.  KCI Medical Australia PTY, Ltd., an Australian corporation

        m.  KCI Medical S.r.l., an Italian corporation

            [KCI-Mediscus Klinikhausstattung Gesellschaft mbH, an Austrian corporation - DISSOLVED IN 1994]

    3.  KCI Financial Services, Inc., a Delaware corporation

    4.  KCI New Technologies, Inc., a Delaware corporation (d/b/a NuTech)

    5.  KCI Properties Limited, a Texas limited liability company

    6. KCI Real Property Limited, a Texas limited liability company, (d/b/a Premier Properties)

    7.  Medical Retro Design, Inc., a Delaware corporation

    8.  KCI Clinical Systems, Inc., a Delaware corporation